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                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes




Pricing Supplement No. 83                                   Trade Date: 08/26/03
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 09/05/03
Supplement dated December 20, 2001)

The date of this Pricing Supplement is September 3, 2003




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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UGH1              $1,005,000.00              5.50%                  09/15/18                 100%


    Interest Payment
       Frequency                                                                Dates and terms of redemption
      (begin date)          Survivor's Option     Subject to Redemption         (including the redemption price)
    ----------------        -----------------    ------------------------      --------------------------------
        03/15/04                   Yes                   Yes                            100% 09/15/04
     semi-annually                                                                 semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
      $991,683.75              $13,316.25                $3.50             ABN AMRO Financial
                                                                             Services, Inc.
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